Loan Agreement

Lender:  SHEN, Zhoufeng

Borrower:  Shanghai Vomart Auto Parts Co.,  Ltd.,  Nanjing Branch

1	Loan amount: RMB 352,823.80. This loan is interest-free.

2	Term of Repayment: the loan amount shall be paid off within two years from the date of signing this Agreement.

This Agreement shall take effect after being signed or sealed by both parties. It shall expire automatically upon being paid off by the borrower.

This Agreement is in duplicate. One for the lender and one for the borrower.

Lender (seal): SHEN, Zhoufeng	Borrower (seal):	Shanghai Vomart Auto Parts Co. Ltd., Nanjing Branch

Date: May 1, 2009	Date: May 1, 2009